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                                                                   EXHIBIT 10.11

                          FSC SEMICONDUCTOR CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT

     Option Agreement dated October 12, 1998 between FSC Semiconductor Corporation, a Delaware corporation (the "Company") and Izak Bencuya, a regular salaried employee of the Company or of any of its subsidiaries (the "Optionee").

     By action taken by the Board of Directors of the Company and approved by the stockholders, a Stock Option Plan (the "Plan") has been adopted. Pursuant to the Plan, the Company has granted a non-qualified stock option to the Optionee to purchase shares of its Class A Common Stock, par value $.01 per share ("Common Stock"). The Company and the Optionee desire to enter this Agreement to evidence such option.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

     A. The Company hereby evidences its grant to the Optionee of the right and option (the "Option") to purchase all or any part of an aggregate of 50,000 full shares of Common Stock at a purchase price of $10.00 per share on the terms and conditions herein set forth.

     B. The term of the Option shall be for a period of TEN YEARS AND ONE DAY from the date hereof or for such shorter period as prescribed herein. The Option shall be exercisable in installments as follows: during the first year to the extent of 20% of the total number of shares to which the Option relates; during the second year to the extent of 40% of said total (including that portion exercisable in the preceding year); during the third year to the extent of 60% of said total (including that portion exercisable in the preceding years); during the fourth year to the extent of 80% of said total (including that portion exercisable in the preceding years); and during the remaining term of the Option to the extent of 100% of said total.

     C. This Option is subject to all the ADDITIONAL TERMS AND CONDITIONS attached hereto and by reference incorporated herein.

     IN WITNESS WHEREOF, the Optionee has hereunto set his hand and the Company has caused this Option Agreement to be duly executed by an officer thereunto duly authorized.

                                        FSC SEMICONDUCTOR
                                        CORPORATION


/s/ Izak Bencuya                        By: /s/ Kirk P. Pond
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Izak Bencuya                                Chairman, President & CEO